Exhibit 32.0
SECTION 1350 CERTIFICATION
Each of the undersigned hereby certifies in his capacity as an officer of Banc of California, Inc. (“the Company”) that this Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2020 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:	May 11, 2020	/s/ Jared Wolff
Jared Wolff
President/Chief Executive Officer (Principal Executive Officer)

Date:	May 11, 2020	/s/ Lynn M. Hopkins
Lynn Hopkins
Executive Vice President/Chief Financial Officer (Principal Financial Officer)